BROKER-DEALER AND GENERAL AGENT

                                 SALES AGREEMENT


     AGREEMENT,  by and among EQ Financial  Consultants,  Inc.  ("Distributor"),
__________________________   ("Broker-Dealer")  and  ___________________________
("General Agent").

                              W I T N E S S E T H :

     WHEREAS, the Distributor and the Broker-Dealer are both broker-dealers registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("1934 Act"), and members of the National Association of Securities Dealers, Inc.;

     WHEREAS, the General Agent, which is an Affiliate of, or the same person as, the Broker-Dealer, or whose employees are also employees of the Broker-Dealer, is an insurance agency duly licensed to sell variable life insurance and variable annuities in any state or other jurisdiction in which the General Agent intends to perform hereunder;

     WHEREAS,  The  Equitable  Life  Assurance  Society  of  the  United  States
("Equitable") has appointed the Distributor as principal underwriter or distributor of the Variable Accounts and the MVA Interests and as distributor of the Contracts and has authorized the Distributor to recommend persons for appointment as agents of Equitable to solicit applications for the sale of the Contracts;

     WHEREAS, it is intended that the General Agent shall be authorized to offer and sell the Contracts to the general public subject to the terms and conditions set forth more fully herein;

     WHEREAS, Equitable has authorized the Distributor to enter into separate written agreements with broker-dealers registered under the 1934 Act which agree to participate in the distribution of the Contracts, and the parties hereto desire that the Broker-Dealer be authorized to solicit applications for the sale of the Contracts;

     WHEREAS, Contracts may be issued by an insurance company which is an Affiliate of Equitable and the Distributor may be authorized to promote the offer and sale of such Contracts in the same manner that Equitable has authorized the Distributor to act, as described above.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     ss.1.1 Defined Terms. In addition to any terms defined elsewhere in this Agreement, the terms defined in this Section 1.1, whenever used in this Agreement (including in the Schedules and Exhibits), shall have the respective meanings indicated.

              a. Affiliated Person or Affiliate -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

              b. Agent -- An individual associated with the General Agent and registered with the NASD as a representative of the Broker-Dealer who is appointed by an Equitable Life Company as an insurance agent for the purpose of soliciting applications for the Contracts.

              c. Broker-of-Record -- The party designated in the Equitable Life Companies records as the person, with respect to a Contract, who is entitled to receive compensation payable with respect to such Contract and who is authorized to contact directly the owner of such Contract. In the case of compensation payable with respect to a Premium, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life Company, at the time such Premium is accepted by such Equitable Life Company. In the case of any payment of compensation payable with respect to Contract value or client services, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life Company, in accordance with the rules and procedures of the Equitable Life Companies at the time any such payment is payable. In the case of compensation payable on annuitization of a Contract, the Broker-of-Record shall be the party designated as such in the records of an Equitable Life Company on the annuity commencement date specified in such Contract.

              d. Contract Prospectus -- The prospectus for the interests under the Contracts included within a Contract Registration Statement and including any Contract prospectus or supplement separately filed under the 1933 Act. The Contract Prospectus also shall include the statement of additional information which is part of the Contract Registration Statement, unless the context otherwise requires.

              e. Contract Registration Statements -- The most recent effective registration statements, or most recent effective post-effective amendments thereto, relating to interests under the Contracts and in the Variable Accounts, as required by the 1933 Act and the 1940 Act, including financial statements therein and all exhibits thereto.

              f. Contracts -- All classes of life insurance policies and annuity contracts, including certificates, issued by Equitable or by an Affiliate of Equitable distributed by the Distributor, except those which are identified in Schedule I. Schedule I may be modified from time to time, as provided in Section 2.6.

              g. Equitable Life Companies or, individually, an Equitable Life Company -- Equitable and any Affiliate of Equitable which is an insurance company.

              h. MVA Interests -- The market value adjustment interests, if any, under the Contracts.

              i.   NASD -- National Association of Securities Dealers, Inc.

              j.   1940 Act -- Investment Company Act of 1940, as amended.

              k.   1934 Act -- Securities Exchange Act of 1934, as amended.

              l.   1933 Act -- Securities Act of 1933, as amended.

              m. Premium -- Any premium, contribution or other consideration relating to the Contracts.

              n.   SEC or Commission -- Securities and Exchange Commission.

              o. Trust -- The Hudson River Trust and any other entity available for investment through the Variable Accounts under the Contracts.

              p. Trust Prospectus -- The prospectus for the Trust included within the Trust Registration Statement and including any Trust prospectus or supplement separately filed under the 1933 Act. The Trust Prospectus also shall include the statement of additional information which is part of the Trust Registration Statement, unless the context otherwise requires.

              q. Trust Registration Statement -- The most recent effective registration statement or most recent effective post-effective amendment thereto relating to the Trust as required by the 1933 Act and the 1940 Act, including financial statements therein and all exhibits thereto.

              r. Variable Accounts -- Segregated asset accounts, each of which has been established by an Equitable Life Company pursuant to state law as a funding vehicle for the Contracts. The Variable Accounts are divided into divisions that invest in shares of the Trust.

     ss.1.2   Cross-References.  All  references in this Agreement to a Section,
Article, Schedule or Exhibit are to a section, article, schedule or exhibit of this Agreement, unless otherwise indicated.

                                   ARTICLE II
                AUTHORIZATION OF BROKER-DEALER AND GENERAL AGENT

     ss.2.1 Authority to Distribute Contracts. Pursuant to the authority granted to it by Equitable, the Distributor hereby authorizes the Broker-Dealer, under the securities laws, and General Agent, under the insurance laws, each in a non-exclusive capacity, to distribute the Contracts. The Broker-Dealer and the General Agent accept such authorization and agree to use their best efforts to find purchasers for the Contracts in each case acceptable to the Equitable Life Company issuing such Contracts. The Broker-Dealer and the General Agent understand that the public offering of and solicitation for interests under the Contracts are not permitted to commence, or to continue, unless the Contract Registration Statements have become effective and, with respect to each state or other jurisdiction in which Contract applications are to be solicited, the Contracts are qualified for sale under all applicable securities and insurance laws. The Broker-Dealer and the General Agent agree that the solicitation of applications for the sale of the Contracts will commence as soon as practicable after the Contract Registration Statements have become effective.

     ss.2.2   Notification  by  Distributor.  The  Distributor  shall notify the
Broker-Dealer and the General Agent:

              a. If there are no effective Contract Registration Statements, when the Contract Registration Statements have become effective;

              b. Of all states and other jurisdictions in which the Contracts are qualified for sale and of the states and other jurisdictions in which the Contracts may not be lawfully sold;

              c. Of any request by the SEC for any amendments or supplements to a Contract Registration Statement or of any request for additional information that must be provided by the Broker-Dealer or the General Agent or any Affiliate of the Broker-Dealer or the General Agent;

              d. Of the issuance by the SEC of any stop order with respect to a Contract Registration Statement or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

              e. If any event occurs as a result of which the Contract Prospectus(es) or any sales literature for the Contracts would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

The Distributor will provide the Broker-Dealer and the General Agent with notification of these matters immediately by telephone, with notification in writing promptly thereafter.

     ss.2.3 Authority to Recommend Agent Appointments. The General Agent is vested under this Agreement with power and authority to select and recommend individuals who are associated with the General Agent and are registered representatives of the Broker-Dealer for appointment as agents of Equitable, and only individuals so recommended by the General Agent to the Distributor shall be eligible to become Agents, provided that the number of Agents with appointments in effect under this Agreement shall not at any time exceed five. Equitable reserves the right in its sole discretion to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause.

     ss.2.4 Limitations on Authority. Neither the Broker-Dealer nor the General Agent shall possess or exercise any authority on behalf of the Distributor or the Equitable Life Companies other than that expressly conferred on the Broker-Dealer or the General Agent by this Agreement. In particular, and without limiting the foregoing, neither the Broker-Dealer nor the General Agent shall have any authority, nor shall either grant such authority to any Agent, on behalf of the Distributor (i) to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; (ii) to waive any Contract provision; (iii) to extend the time for payment of any Premiums; or (iv) to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to an Equitable Life Company).

     ss.2.5 Suitability. The Distributor wishes to ensure that the Contracts solicited by Broker-Dealer will be issued to persons for whom the Contracts will be suitable. Broker-Dealer shall take reasonable steps to ensure that Agents shall not make recommendations to an applicant to purchase any Contract in the absence of reasonable grounds to believe that the purchase of such Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to an Agent after reasonable inquiry concerning the applicant's insurance and investment objectives, financial situation and needs.

     ss.2.6 Insurer's Right to Reject Applications. The Broker-Dealer and the General Agent acknowledge that each Equitable Life Company has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium. In the event that an Equitable Life Company rejects an application solicited by an Agent, such Equitable Life Company will return any Premium paid by the applicant to such applicant, or to the soliciting Agent for prompt forwarding to such applicant. In the event that a purchaser exercises his or her free look right under a Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of the Equitable Life Company that issued such Contract, or to the soliciting Agent for prompt forwarding to such purchaser.

     ss.2.7 Contracts Included and Contracts Excluded Under Agreement. This Agreement applies to all classes of annuity contracts or life insurance contracts issued by an Equitable Life Company and distributed by the Distributor ("Contracts"). Schedule I to this Agreement describes the life insurance and annuity contracts which are excluded as Contracts under this Agreement. Schedule I may be amended by the Distributor in its sole discretion from time to time to add or to delete classes of annuity contracts or life insurance contracts. The provisions of this Agreement shall apply with equal force to all Contracts from time to time covered by it unless the context otherwise requires.

     ss.2.8 Independent Contractor Status. The Distributor acknowledges that the Broker-Dealer and the General Agent are each independent contractors. Accordingly, while the Broker-Dealer and the General Agent agree to use their best efforts to solicit applications for the Contracts, the Broker-Dealer and the General Agent are not obliged or expected to give full time and energies to the performance of their obligations hereunder or to sell or solicit a specified number of Contracts, nor are the Broker-Dealer and the General Agent obliged or expected to represent the Distributor or any Equitable Life Company exclusively. Nothing herein contained shall constitute the Broker-Dealer, the General Agent, or any agents or representatives of the Broker-Dealer or the General Agent as employees of an Equitable Life Company or the Distributor.

                                   ARTICLE III
      LICENSING AND REGISTRATION OF BROKER-DEALER, GENERAL AGENT AND AGENTS

     ss.3.1 Broker-Dealer Qualifications. The Broker-Dealer represents that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD. The Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder and in which such registration is required, and be a member in good standing of the NASD.

     ss.3.2 General Agent Qualifications. The General Agent represents that it is a licensed life insurance agent where required to solicit applications. The General Agent must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which the General Agent intends to perform its functions and fulfill its obligations hereunder.

     ss.3.3 Qualifications of Broker-Dealer Representatives. The Broker-Dealer represents and warrants that it shall take all necessary action to ensure that no individual shall offer or sell the Contracts on behalf of Broker-Dealer in any state or other jurisdiction in which the Contracts may lawfully be sold unless such individual is an associated person of Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act), is neither subject to a statutory disqualification (as that term is defined in the 1934 Act) nor prohibited from engaging in the business of insurance (under the Violent Crime Control and Law Enforcement Act of 1994), and is duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to distribute the Contracts in such state or other jurisdiction.

     ss.3.4 Qualifications of General Agent's Agents and Appointment of Agents. The General Agent represents and warrants that it shall take all necessary action to ensure that no individual shall offer or sell the Contracts on behalf of the General Agent in any state or other jurisdiction unless such individual is duly appointed as an agent of the General Agent, duly licensed and appointed as an agent of the appropriate Equitable Life Company and appropriately licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction. The General Agent understands that certain states may require that a special variable contracts examination be passed by agent before he or she can solicit applications for the Contracts. Nothing in this Agreement is to be construed as requiring an Equitable Life Company to obtain a license or issue a consent or appointment to enable any particular agent to sell Contracts. All matters concerning the licensing of any individuals recommended for appointment by the General Agent under any applicable state insurance law shall be a matter directly between the General Agent and such individual. The General Agent shall furnish the Equitable Life Companies with proof of proper licensing of such individual or other proof, reasonably acceptable to the Equitable Life Companies, of satisfaction by such individual of licensing requirements prior to the appointment of any such individual as an agent of any Equitable Life Company. In conjunction with the submission of appointment papers for all such individuals as insurance agents of an Equitable Life Company, the General Agent shall fulfill all requirements set forth in the General Letter of Recommendation, which is Exhibit A, and shall be deemed to represent that each individual is competent and qualified to act as an agent for the Equitable Life Companies and to hold himself or herself out in good faith to the general public.

                                   ARTICLE IV
                   BROKER-DEALER AND GENERAL AGENT COMPLIANCE

     ss.4.1 Supervisory Responsibilities of General Agent. The General Agent shall train, supervise and be solely responsible for the conduct of the Agents in their solicitation activities in connection with the Contracts, and shall supervise Agents' strict compliance with applicable rules and regulations of any governmental or other insurance authorities that have jurisdiction over insurance contract activities, as well as the rules and procedures of the Equitable Life Companies pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. The General Agent shall be solely responsible for background investigations of the proposed agents to determine their qualifications, good character and moral fitness to sell the Contracts.

     ss.4.2 Supervisory Responsibilities of Broker-Dealer. The Broker-Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities and any incidental services with respect to the Contracts and shall supervise Agents' strict compliance with applicable federal and state securities laws and NASD requirements in connection with such solicitation activities and with the rules and procedures of the Equitable Life Companies.

     ss.4.3 Compliance With Applicable Laws. The Broker-Dealer and the General Agent hereby represent and warrant that they are in compliance with all applicable federal and state securities laws and regulations and all applicable insurance laws and regulations, including, without limitation, state insurance laws and regulations imposing insurance licensing requirements. The Broker-Dealer and the General Agent each agree to carry out their respective sales and administrative activities and obligations under this Agreement in continued compliance with federal and state laws and regulations, including those governing securities and insurance-related activities or transactions, as applicable. The Broker-Dealer and the General Agent shall notify the Distributor and the Equitable Life Companies immediately in writing if Broker-Dealer and/or the General Agent fail to comply with any of the laws and regulations applicable to either of them.

     ss.4.4 Restrictions on Sales Activity. The Broker-Dealer and the General Agent and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or other jurisdiction in which the Contracts may not lawfully be sold or offered for sale. For purposes of determining where the Contracts may be offered and applications solicited, the Broker-Dealer and the General Agent may rely on written notification, as revised from time to time, received from the Distributor.

     ss.4.5 Premiums and Other Payments. All Premiums and loan repayments shall be sent promptly (and in any event not later than two business days after receipt) to the appropriate Equitable Life Company at the address indicated in the rules and procedures of the Equitable Life Companies, or at such other address as the Equitable Life Companies or the Distributor may subsequently specify in writing. Each initial Premium shall be accompanied by a properly completed application for a Contract, unless such Premium is submitted in accordance with the procedures set forth in Exhibit B, which have been accepted and agreed to by the Broker-Dealer and the General Agent, as provided in Exhibit
B. Checks in payment of Premiums or outstanding loans shall be drawn to the order of the appropriate Equitable Life Company.

     ss.4.6 Misdirected Payments. In the event that Premiums or loan repayments are sent to the General Agent or Broker-Dealer, rather than to the appropriate Equitable Life Company, the General Agent and Broker-Dealer shall promptly (and in any event, within two business days) remit such Premiums to the appropriate Equitable Life Company at the address indicated in the rules and procedures of the Equitable Life Companies. The General Agent and Broker-Dealer acknowledge that if any Premium or other payment is held at any time by either of them, such Premium or other payment shall be held on behalf of the client, and the General Agent or Broker-Dealer shall segregate such Premium or other payment from their own funds and promptly (and in any event, within two business days) remit such Premium or other payment to the Equitable Life Company issuing the Contract pursuant to which such amounts have been paid.

     ss.4.7 Delivery of Contracts. Upon issuance of a Contract by an Equitable Life Company and delivery of such Contract to the Agent who solicited its purchase, the soliciting Agent shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days. Consistent with its administrative procedures, each Equitable Life Company will assume that a Contract issued by it will be delivered by the soliciting Agent to the purchaser of such Contract within five calendar days. As a result, if a purchaser exercises the free look rights under a Contract, the Broker-Dealer and the General Agent shall indemnify the Equitable Life Company issuing a Contract for any loss incurred by such Equitable Life Company that results from the soliciting Agent's failure to deliver such Contract to its purchaser within the contemplated five-calendar-day period.

     ss.4.8 Restrictions on Communications. Neither the Broker-Dealer nor the General Agent, nor any of their directors, partners, officers, employees, registered persons, associated persons, agents or affiliated persons, in connection with the offer or sale of the Contracts, shall give any information or make any representations or statements, written or oral, concerning the Contracts, the Variable Accounts or the Trust other than information or representations contained in the Contract and Trust Prospectuses, statements of additional information and Registration Statements, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by the Distributor.

     ss.4.9 Directions Given on Behalf of Contract Owners. The Broker-Dealer and the General Agent shall be solely responsible for the accuracy and propriety of any instruction given or action taken by an Agent on behalf of an owner or prospective owner of a Contract, including any instruction or action pursuant to Exhibit B. Neither the Distributor nor the Equitable Life Companies shall have any responsibility or liability for any action taken or omitted by it or by them in good faith in reliance on or by acceptance of such an instruction or action.

     ss.4.10 Restrictions on Sales Material and Name Usage. The Broker-Dealer and the General Agent shall neither use nor authorize the use of any promotional, sales or advertising material relating to the Contracts, the Equitable Life Companies, the Variable Accounts, the MVA Interests or the Trust without the prior written approval of the Distributor. Furthermore, the Broker-Dealer and the General Agent shall neither use nor authorize the use of the name of Equitable or of an Affiliate of Equitable, or any other name, trademark, service mark, symbol or trade style that is now or may hereafter be owned by Equitable or by an Affiliate of Equitable, except in the manner and to the extent that such use may be specifically authorized in writing by Equitable or the Distributor.

     ss.4.11 Market Timing and Other Prohibitions. The Broker-Dealer and the General Agent understand and acknowledge that the Distributor, in its sole discretion and at any time during the term of this Agreement, may restrict or prohibit the solicitation, offer or sale of Contracts and Premiums thereunder in connection with any so-called "market timing" or "asset allocation" program, plan, arrangement or service. Should the Distributor determine in its sole discretion that the Broker-Dealer or the General Agent is soliciting, offering or selling, or has solicited, offered or sold, Contracts or Premiums subject to any so-called "market timing" or "asset allocation" program, plan, arrangement or service which is not permitted under this Agreement (an "unapproved program"), the Distributor may take such action which is necessary, in its sole discretion, to halt such solicitations, offers or sales. Furthermore, in addition to any indemnification provided in
Article XI and any other liability that the Broker-Dealer and the General Agent might have, the Distributor may hold the Broker-Dealer and the General Agent liable for any damages or losses, actual or consequential, sustained by the Distributor or any of its Affiliates, or the Trust or any Equitable Life Company, as a result of any unapproved program which causes such losses or damages following solicitation, offer or sale of a Contract or Premium subject to any unapproved program or similar service made available by or through the Broker-Dealer or the General Agent. Notwithstanding any prohibitions which may be imposed pursuant to this Section 4.11, the Broker-Dealer and its registered representatives who are Agents may provide incidental services in the form of guidance to applicants and owners of Contracts regarding the allocation of Premiums and Contract value, provided that such services are (i) solely incidental to the Broker-Dealer's activities in connection with the sales of the Contracts, (ii) subject to the supervision and control of the Broker-Dealer, and
(iii) furnished in accordance with rules and procedures prescribed by the Equitable Life Companies.

     ss.4.12 Tax Reporting Responsibility. The Broker-Dealer and the General Agent shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents and for any withholding of taxes from compensation paid to Agents, including, without limitation, FICA, FUTA, and federal, state and local income taxes.

     ss.4.13 Maintenance of Books and Records. The General Agent represents that it maintains and shall maintain such books and records concerning the activities of the Agents as may be required by the appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by the Distributor to reflect adequately the Contracts processed through the General Agent. The General Agent shall make such books and records available to the Distributor and/or an Equitable Life Company at any reasonable time upon written request by the Distributor. The Broker-Dealer represents that it maintains and shall maintain appropriate books and records concerning the activities of the Agents as are required by the SEC, the NASD and other agencies having jurisdiction and that may be reasonably required by the Distributor to reflect adequately the Contracts processed through the General Agent. Broker-Dealer shall make such books and records available to the Distributor and/or an Equitable Life Company at any reasonable time upon written request by the Distributor or an Equitable Life Company.

     ss.4.14 Bonding of Agents and Others. The Broker-Dealer represents that all directors, officers, employees, and registered representatives of the Broker-Dealer who are appointed pursuant to this Agreement as Agents for state insurance law purposes or who have access to funds of the Equitable Life Companies, including but not limited to funds submitted with applications for the Contracts or funds being returned to purchasers of Contracts, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by the Broker-Dealer at the Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. The Distributor may require evidence, satisfactory to it, that such coverage is in force, and the Broker-Dealer shall give prompt written notice to the Distributor of any cancellation or change of coverage. The Broker-Dealer assigns any proceeds received from the fidelity bonding company to the Equitable Life Companies to the extent of each Equitable Life Company's loss due to activities covered by the bond. If there is any deficiency amount, as a result of a deductible provision or otherwise, the Broker-Dealer shall promptly pay the affected Equitable Life Company such amount on demand, and the Broker-Dealer hereby indemnifies and holds harmless such Equitable Life Company from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

     ss.4.15 Reports to Insurers. The Broker-Dealer and the General Agent shall promptly furnish to each Equitable Life Company or its authorized agent any reports and information that such Equitable Life Company may reasonably request for the purpose of meeting such Equitable Life Company's reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or the rules of the NASD.

                                    ARTICLE V
                         STANDARD OF CONDUCT FOR AGENTS

     ss.5.1   Basic Rules of Conduct.  The  Broker-Dealer  and the General Agent
shall ensure that each Agent shall comply with a standard of conduct including, but not limited to, the following:

              a. An Agent shall be duly qualified, licensed and registered to solicit and participate in the sale of Contracts as provided in Article III.

              b. An Agent shall not solicit applications for the Contracts without delivering the appropriate Contract Prospectus(es) the Trust Prospectus and, where required by state insurance law (as set forth in a notice to be supplied by the Equitable Life Companies), the then currently effective statement of additional information for the Contracts, and any other information whose delivery is specifically required. In soliciting applications for the Contracts, an Agent shall only make statements, oral or written, which are in accordance with the Contract Prospectus, the Trust Prospectus and written sales literature regarding the Contracts authorized by the Distributor. An Agent shall utilize only those applications for the Contracts provided to the General Agent by the Distributor.

              c. An Agent shall recommend the purchase of a Contract to an applicant only if he or she has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state regulatory authority, the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information supplied to an Agent after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

              d. An Agent shall require that any payment of an initial Premium, whether in the form of a check or otherwise, shall be drawn in U.S. dollars on a bank located in the United States and made payable to the appropriate Equitable Life Company and, if in the form of a check, signed by the applicant for the Contract. An Agent shall not accept third-party checks or cash for Premiums.

              e. All checks and applications for the Contracts received by an Agent shall be forwarded promptly, and in any event not later than two business days after receipt, to the processing office designated by the Equitable Life Companies.

              f. Every Contract received by an Agent shall be delivered promptly, and in any event not later than five calendar days after receipt, to its purchaser.

              g. Any checks representing a return or refund of Premium which are received by an Agent for delivery to an applicant or purchaser shall be delivered promptly to the designated recipient.

              h. An Agent shall have no authority to endorse checks to an Equitable Life Company.

              i. An Agent shall have no authority to alter, modify, waive or change any of the terms, rates, charges or conditions of the Contracts.

              j.  An  Agent  shall  make  no   representations   concerning  the
continuation of non-guaranteed terms or provisions of the Contracts.

              k. An Agent shall have no authority to advertise for, on behalf of, or with respect to an Equitable Life Company, the Distributor, the Variable Accounts, the MVA Interests, the Contracts or the Trust without prior written approval and authorization from the Distributor.

              l. An Agent shall have no authority to solicit applications for Contracts or Premiums thereunder which will be subject to or in connection with any so-called "market timing" or "asset allocation" program, plan, arrangement or service which is an unapproved program.

              m. An Agent shall not furnish any transfer or other instructions by telephone to an Equitable Life Company on behalf of an owner of a Contract without having first obtained from such owner a written authorization in a form acceptable to the Equitable Life Companies.

              n. An Agent shall not encourage a prospective purchaser to surrender or exchange an insurance policy or contract issued by an Equitable Life Company in order to purchase a Contract or, conversely, to surrender or exchange a Contract in order to purchase another insurance policy or contract issued by an Equitable Life Company, except to the extent such surrenders or exchanges have been authorized by the Distributor. In the event that an insurance policy or contract issued by an Equitable Life Company is surrendered or exchanged in order to purchase a Contract, no compensation shall be paid under this Agreement.

              o. An Agent shall act in accordance with the rules and procedures of the Equitable Life Companies, including their policy statements on ethical conduct, in connection with any solicitation activities relating to the Contracts.

                                   ARTICLE VI
       RESPONSIBILITIES OF DISTRIBUTOR FOR MARKETING MATERIALS AND REPORTS

     ss.6.1 Prospectuses and Applications Provided by Distributor. During the term of this Agreement, the Distributor upon request will make available to the Broker-Dealer and the General Agent, for a reasonable charge, copies of the Contract Prospectus(es), Trust Prospectus and applications for the Contracts. Upon receipt from the Distributor of updated copies of the Contract
Prospectus(es), Trust Prospectus and applications for the Contracts, the Broker-Dealer and the General Agent will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, the Broker-Dealer and the General Agent will promptly return, to the Distributor, all Contract and Trust Prospectuses, Contract applications, and other materials and supplies furnished by the Distributor to the Broker-Dealer or the General Agent or to the Agents.

     ss.6.2 Sales Material Provided by Distributor. During the term of this Agreement, the Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by the Broker-Dealer and the General Agent. The Distributor will file such materials or will cause such materials to be filed with the SEC and the NASD, and with any state securities regulatory authorities, as required.

     ss.6.3   Information Provided by Distributor.  The Distributor will compile periodic marketing reports summarizing sales results to the extent reasonably requested by the Broker-Dealer or the General Agent.

                                   ARTICLE VII
                         COMMISSIONS, FEES AND EXPENSES

     ss.7.1 Compensation Schedule. During the term of this Agreement, the Distributor shall pay to the General Agent (or to the Broker-Dealer, at the request of the General Agent) as compensation for Contracts for which it is the Broker-of-Record, the amounts set forth in Schedule II, as such Schedule II may be amended or modified at any time, in any manner and without prior notice by the Distributor, and subject to the other provisions of this Agreement. Any amendment to Schedule II will be applicable to any Contract for which an application or initial Premium is received by an Equitable Life Company on or after the effective date of such amendment, in accordance with procedures established by the Distributor. Compensation with respect to any Contract shall be paid to the General Agent only for so long as the General Agent is the Broker-of-Record for such Contract.

     ss.7.2 Limitations on Compensation. No compensation shall be payable, and any compensation already paid shall be returned to the Distributor (or to Equitable, at the direction of the Distributor) on request, under each of the following conditions:

              a.  if  an  Equitable  Life  Company,   in  its  sole  discretion,
determines not to issue the Contract applied for;

              b. if an Equitable Life Company refunds the Premium paid by an applicant, upon the exercise of applicant's right of withdrawal;

              c. if an Equitable Life Company refunds the Premium paid by an applicant, as a result of a complaint by the applicant, recognizing that the Equitable Life Companies have sole discretion to refund Premiums; or

              d. if the Distributor determines that any person signing an application or any person or entity receiving compensation for soliciting purchases of Contracts is not duly licensed to sell life insurance (and to sell variable contracts if required by the state in question).

No compensation or reimbursement of any kind other than that described in this Agreement is payable to the General Agent or the Broker-Dealer. In addition, the Broker-Dealer and the General Agent recognize that, unless the provisions of Exhibit B apply to the receipt of an initial Premium, all compensation payable to the General Agent hereunder will be disbursed by or on behalf of the Distributor after each Premium is received and accepted by the appropriate Equitable Life Company.

     ss.7.3 Expenses Paid by Broker-Dealer and General Agent. Neither the Broker-Dealer nor the General Agent shall, directly or indirectly, expend or contract for the expenditure of any funds of the Distributor or any Equitable Life Company. The Broker-Dealer and the General Agent shall each pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless the Distributor shall have agreed in advance in writing to share the cost of certain expenses. Initial state appointment fees for agents of an Equitable Life Company who are associated with the General Agent will be paid by such Equitable Life Company unless otherwise paid by the General Agent or Broker-Dealer. Renewal state appointment fees for any Agent shall be paid by such Equitable Life Company if, in the sole discretion of such Equitable Life Company, its minimum production and activity requirements for the payment of renewal appointment fees have been met by such Agent. Each Equitable Life Company shall establish reasonable minimum production and activity requirements for the payment of renewal state appointment fees, which may be changed by such Equitable Life Company in its sole discretion at any time without notice. Except as otherwise provided herein, the Broker-Dealer will be obligated to pay all state appointment fees, including, but not limited to, renewal appointment fees not paid for by an Equitable Life Company, transfer fees and termination fees, and any other fees required to be paid to obtain state insurance licenses for Agents.

     ss.7.4 Offsets of Compensation Under Other Agreements. With respect to commissions, compensation or any other amounts owed by the Distributor or any Affiliate of the Distributor to the Broker-Dealer or the General Agent under any other agreement, the Distributor shall have a right to set off against such amounts any monies payable by the General Agent under this Agreement, including
Schedule II, to the Distributor, to the extent permitted by applicable law. This right on the part of the Distributor shall not prevent both of them or either of them from pursuing any other means or remedies available to them to recover such monies payable by the General Agent.

     ss.7.5 No Rights of Agents to Compensation Paid by Distributor. Agents shall have no interest in this Agreement or right to any commissions to be paid by the Distributor to the General Agent. The General Agent shall be solely responsible for the payment of any commission or consideration of any kind to Agents. The General Agent shall have no interest in any compensation paid by an Equitable Life Company to the Distributor, now or hereafter, in connection with the sale of any Contracts under this Agreement.

                                  ARTICLE VIII
                        TERM AND EXCLUSIVITY OF AGREEMENT

     ss.8.1   Limited Classes of Contracts. This Agreement relates solely to the
Contracts identified in Schedule I.

     ss.8.2 Term. This Agreement shall remain in effect for a period of one year from the Effective Date, and, unless terminated earlier pursuant to Sections 8.3 or 8.4, shall automatically continue in effect for one-year periods thereafter; provided, however, that it shall automatically terminate upon termination of any distribution agreement between the Distributor and an Equitable Life Company relating to the Contracts.

     ss.8.3   Early  Termination by Notice.  This Agreement may be terminated by any party hereto by giving notice to the other parties at least sixty (60) days prior to an anniversary of the Effective Date.

     ss.8.4 Termination for Cause. If Broker-Dealer or the General Agent shall default in their respective obligations under this Agreement, or breach any of their respective representations or warranties made in this Agreement, the Distributor may, at its option, cancel and terminate this Agreement without notice.

     ss.8.5   Surviving  Provisions.  Upon  termination of this  Agreement,  all authorizations, rights, and obligations hereunder shall cease except:

              a. the obligation to settle accounts hereunder, including the payment of compensation with respect to Contracts in effect at the time of termination or issued pursuant to applications received by an Equitable Life Company prior to termination or Premiums received under such Contracts subsequent to termination of this Agreement;

              b. the  provisions  with respect to  indemnification  set forth in
Article XI;

              c. the provisions of Section 4.13 that require the General Agent and the Broker-Dealer to maintain certain books and records;

              d. the confidentiality provisions contained in Section 10.3; and

              e. the provisions of subparagraph l. of Section 5.1 with respect to the surrender or exchange of a Contract.

                                   ARTICLE IX
                          COMPLAINTS AND INVESTIGATIONS

     ss.9.1 Cooperation in Investigations and Proceedings. The Distributor, the Broker-Dealer and the General Agent shall each cooperate fully in any insurance regulatory investigation, proceeding or inquiry or in any judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, the Distributor, the Broker-Dealer and the General Agent shall cooperate fully in any securities regulatory investigation, proceeding or inquiry or in any judicial proceeding with respect to the Distributor, the Broker-Dealer, their Affiliates or their agents, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. Copies of documents received by any party to this Agreement in connection with any judicial proceeding shall be furnished promptly to all of the other parties.

     ss.9.2   Notification  and  Related  Requirements.   Without  limiting  the
provisions of Section 9.1:

              a. The Broker-Dealer and the General Agent will be notified promptly of any customer complaint or notice of any regulatory investigation, proceeding or inquiry or any judicial proceeding received by the Distributor or an Equitable Life Company with respect to the Broker-Dealer, General Agent or any Agent.

               b. The Broker-Dealer and the General Agent will promptly notify the Distributor and the appropriate Equitable Life Company of any customer complaint or notice of any regulatory investigation, proceeding or inquiry or any judicial proceeding received by the Broker-Dealer, the General Agent or their Affiliates with respect to themselves, their Affiliates or any Agent in connection with any Contract marketed under this Agreement or any activity relating to any such Contract and, upon request by the Distributor, will promptly provide copies of all relevant materials to the Distributor.

               c. In the case of a customer complaint, the Distributor, the Broker-Dealer and the General Agent will cooperate in investigating such complaint, and any response by the Broker-Dealer or the General Agent to such complaint will be sent to the Distributor for written approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. The Distributor shall have final authority to determine the content of each such response.

                                    ARTICLE X
                     ASSIGNMENT, AMENDMENT, CONFIDENTIALITY

     ss.10.1 Non-Assignable Except to Certain Affiliates. This Agreement shall be non-assignable by the parties hereto, except that a party may assign its rights and obligations to any subsidiary of, or any company under common control with, such party, provided that:

              a. the assignee is duly licensed to perform all functions required of that party under this Agreement;

              b. the assignee undertakes to perform such party's functions hereunder; and

              c. in the event that the Broker-Dealer or the General Agent determines to assign its rights and obligations under this Agreement:

                      i. such proposed assignment is approved in advance by the Distributor; and

                      ii. the Broker-Dealer or the General Agent or assignee pays any state insurance agent appointment fees and any other charges or fees, including taxes, that become due and payable as a result of the assignment.

     ss.10.2 Prior Agreements and Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and, except for any amendment of Schedule I, pursuant to the terms of Section 2.6, or
Schedule II, pursuant to the terms of Section 7.1, may not be modified in any way unless by written agreement.

     ss.10.3 Confidentiality. Each party to this Agreement shall maintain the confidentiality of any client list or any other proprietary information that it may acquire in the performance of this Agreement and shall not use such information for any purpose unrelated to the administration of the Contracts without the prior written consent of the other parties.

                                   ARTICLE XI
                                 INDEMNIFICATION

     ss.11.1 Indemnification of Distributor. The Broker-Dealer and the General Agent, jointly and severally, shall indemnify and hold harmless each Equitable Life Company, the Distributor and each person who controls or is associated with an Equitable Life Company or the Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), insofar as such losses, claims, damages or liabilities arise out of or are based upon:

              a. violation(s) by the Broker-Dealer, the General Agent or an Agent of federal or state securities laws or regulations, insurance laws or regulations, or any rule or requirement of the NASD;

              b. any unauthorized use of sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, the Equitable Life Companies, the Variable Accounts, the MVA Interests or the Trust, by the Broker-Dealer, the General Agent or an Agent;

              c. claims by the Agents or other agents or representatives of the General Agent or the Broker-Dealer for commissions or other compensation or remuneration of any type;

              d. any action or inaction by any clearing broker or broker furnishing similar services through which the Broker-Dealer or the General Agent processes any transaction pursuant to this Agreement;

              e. any failure on the part of the Broker-Dealer, the General Agent or an Agent to submit Premiums or applications for Contracts or accurate and proper instructions of a Contract owner or prospective owner to the Equitable Life Companies, or to submit the correct amount of a Premium, on a timely basis and in accordance with Sections 4.5 and 4.6 and the rules and procedures of the Equitable Life Companies.

              f. any failure on the part of the Broker-Dealer, the General Agent, or an Agent to deliver Contracts to purchasers thereof on a timely basis in accordance with Section 4.7 and in accordance with the rules and procedures of the Equitable Life Companies; or

              g. any other breach by the Broker-Dealer or the General Agent of any provision of this Agreement, including, without limitation, Section 5.1.

This   indemnification   will  be  in  addition  to  any  liability   which  the
Broker-Dealer and the General Agent may otherwise have.

     ss.11.2 Indemnification of Broker-Dealer and General Agent. The Distributor shall indemnify and hold harmless the Broker-Dealer and the General Agent and each person who controls or is associated with the Broker-Dealer or the General Agent within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon negligent, improper, fraudulent or unauthorized acts or omissions.

     ss.11.3 Notification and Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article XI of notice of the commencement of any action or threat of such action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article XI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article XI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the
Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                   ARTICLE XII
                                  MISCELLANEOUS

     ss.12.1  Headings.   The  headings  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     ss.12.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     ss.12.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     ss.12.4 Notices. All notices under this Agreement shall be given in writing and addressed as follows:

if to the Distributor, to:

         EQ Financial Consultants, Inc.
         1755 Broadway
         New York, New York 10019
         Attention:  President

if to the Broker-Dealer or the General Agent, to:

         __________________________________

         __________________________________

         __________________________________

         Attention: _______________________

or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

     ss.12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws provisions. This Agreement shall also be subject to the rules of the NASD, including its By-Laws; and all disputes arising hereunder shall be submitted to arbitration under the Code of Arbitration Procedure of the NASD.

     ss.12.6 Scope of Sales Material References. For purposes of this Agreement, all references to sales, promotional, marketing or advertising material shall include, without limitation, advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), and educational or training materials or other communications distributed or made generally available to some or all Agents or employees of the Broker-Dealer or the General Agent.

     ss.12.7  Noninterference with Employees, Agents, and Clients.

              a. During the term of this Agreement, neither the Broker-Dealer nor the General Agent shall hire or solicit, as an employee, agent, consultant, registered representative or other sales representative, or in any other capacity, any individual who has been, at any time within six months prior to such hiring or solicitation, an employee, agent or registered representative of the Distributor or any affiliate of the Distributor. Violation of this provision shall constitute a material breach of this Agreement.

              b. During the term of this Agreement, the Broker-Dealer and the General Agent agree not to solicit knowingly any person who is a client of a member of the career agency force of Equitable (an "Equitable agent"). If, while servicing a client, the Broker-Dealer or General Agent ascertains that the person is also a client of an active Equitable agent, the Broker-Dealer or General Agent will refer the client to the Equitable agent and, if possible, notify the Equitable agent of the person's interest. The Broker-Dealer and the General Agent agree that no commission will be payable under this Agreement in connection with any sale of a Contract which involves a violation of the foregoing rules regarding clients of Equitable agents. In the event that an Agent and an Equitable agent each claim the same person as a client, the client's desires will be taken into consideration in determining the application of this Section 12.7(b).

     ss.12.8 No Waiver of Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     ss.12.9 Scope of Agreement. All Schedules and Exhibits to this Agreement are part of the Agreement.

                                  ARTICLE XIII
                            SALES BY OR THROUGH BANKS

     ss.13.1 Applicability of Article; Supplement Definitions. This Article XIII applies only if the Broker-Dealer or the General Agent distributes Contracts in one or more of the following circumstances (collectively referred to as "Bank-Related Sales"): (i) on the premises of a bank, trust company, savings bank, savings and loan association, or other institution (a) the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") or (b) which is chartered, organized, regulated or supervised under the authority of any federal or state bank or similar financial institution regulatory agency or authority (collectively, "Banks"); (ii) by means of personal, telephone, mail or other oral or written contacts originating from the premises of a Bank; or (iii) to persons which are referred to the Broker-Dealer or General Agent by a Bank. For purposes of this Article XIII, the term "Bank Regulatory Requirements" shall include (i) the Interagency Statement on Retail Sales of Non-deposit Products (February 15, 1994), published by the U.S. Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the U.S. Office of Thrift Supervision, as supplemented or amended from time to time, and (ii) any federal or state laws, regulations, orders, directives, circulars, agreements in writing, memoranda, commitments in writing or other legal or supervisory requirements which may be administered, adopted, promulgated, enforced or applied with respect to any Bank-Related Sales under this Agreement (regardless of whether any such requirement is of general or specific applicability) by any federal or state bank or financial institution regulatory agency or authority.

     ss.13.2 Written Agreement for Bank-Related Sales. The authorization to distribute Contracts which is conferred on the Broker-Dealer and the General Agent under Article II shall not include Bank-Related Sales unless such activities are conducted under the terms of a written agreement with each and any Bank where such Bank-Related Sales will take place which complies in all respects with applicable Bank Regulatory Requirements. The Broker-Dealer or General Agent shall, upon request of the Distributor, provide the Distributor with a copy of each such written agreement. The Broker-Dealer and the General Agent shall have exclusive responsibility for ensuring strict compliance with the terms and conditions of any such written agreement.

     ss.13.3 Compliance with Bank Regulatory Requirements. The Broker-Dealer and the General Agent each represent and warrant, on behalf of itself and the Agents, that it is in compliance with all Bank Regulatory Requirements applicable to third parties engaged in Bank-Related Sales. The Broker-Dealer and the General Agent shall have exclusive responsibility for ensuring strict compliance with all Bank Regulatory Requirements with respect to any Bank-Related Sales under this Agreement. The Broker-Dealer and the General Agent each undertake to keep the Distributor promptly informed of any amendments, supplements or changes to applicable Bank Regulatory Requirements which may affect this Agreement.

     ss.13.4 Production by Distributor of Certain Books and Records. The Distributor agrees to provide to the Broker-Dealer or the General Agent, upon request, any books and records relating to Contracts distributed through Bank-Related Sales for purposes of making such records available for inspection by any federal or state bank or financial institution regulatory agency with jurisdiction over such Bank-Related Sales, or over a Bank through which such sales are conducted. The Distributor's agreement under this Section 13.4 shall not constitute or represent in any respect an admission or acknowledgment by Distributor that such federal or state bank or financial institution regulatory authority has any jurisdiction over Distributor or the activities of the Distributor, and the Distributor expressly disclaims any such jurisdiction.

     ss.13.5 Prospectuses and Applications Provided by Distributor; Sales Materials. During the term of this Agreement, the Distributor will provide the Broker-Dealer and the General Agent, without charge, with as many copies of the Contract Prospectus(es), Trust Prospectus and applications for the Contracts, containing those disclosures specifically required by any applicable Bank
Regulatory Requirements with respect to products not insured by the FDIC and similar matters, as the Broker-Dealer or the General Agent reasonably may request. The Broker-Dealer and the General Agent shall have exclusive responsibility for ensuring the use and delivery of such materials, and any sales materials described in Article VI, in compliance with applicable Bank Regulatory Requirements. The terms of Article VI otherwise shall govern the furnishing, use and return of such documents and materials.

     ss.13.6 Supplemental Indemnification of Distributor. In addition to the indemnifications provided to the Distributor under Section 11.1, the Broker-Dealer and the General Agent, jointly and severally, shall indemnify each person entitled to indemnification under Section 11.1 for any losses, claims, damages or liabilities (as described in Section 11.1) arising out of or based on violations or failures to comply with any Bank Regulatory Requirements. The provisions of Article VI otherwise shall govern the terms and procedures with respect to any indemnifications provided under this Section 13.6.

     ss.13.7 Construction With Other Provisions. The provisions of this Article XIII are in addition to the other terms and conditions of this Agreement. In the event of any inconsistency between the provisions of this Article XIII and any other term or condition of this Agreement, the requirements of this Article XIII and not such other term or condition, shall govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

                                             ___________________________________
                                             [Broker-Dealer]

                                             By: _______________________________
                                             Title:

                                             ___________________________________
                                             [General Agent]

                                             By: _______________________________
                                             Title:

Agreed to and accepted as of the _______ day of _________________, 199_____ in New York, New York

EQ FINANCIAL CONSULTANTS, INC.

By: __________________________________
Title: _________________________________




L5S_1.DOC/27424
MTX_1.DOC/29589
OPU_1.DOC/32034
10/95
octsa.doc

                                    EXHIBIT A


                        GENERAL LETTER OF RECOMMENDATION



     The General Agent hereby certifies to the Equitable Life Companies that all the following requirements have been fulfilled in conjunction with the submission of appointment papers for all applicants as agents of an Equitable Life Company submitted by the General Agent, as listed on Schedule A. The General Agent will, upon request, forward proof of compliance with same to the Equitable Life Companies in a timely manner.

     1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for the Equitable Life Companies and to hold himself or herself out in good faith to the general public. We vouch for each applicant.

     2. We have on file a Form U-4 which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

     3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the applicant is required to submit his or her picture, signature or securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to the Equitable Life Companies are those of the applicant and the securities registration is a true copy of the original.

     5. We hereby warrant that the applicant is not applying for a license with an Equitable Life Company in order to place insurance chiefly or solely on his or her life or property or on the lives, property or liability of relatives or associates.

     6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

     7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write or solicit business or to act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

     This certification is given and agreed to as of the day and year first above written.


                                             ___________________________________
                                             [Broker-Dealer]

                                             By: _______________________________


                                             ___________________________________
                                             [General Agent]

                                             By: _______________________________

                                   SCHEDULE A

                      APPLICANTS FOR APPOINTMENT AS AGENTS



1)_________________________________

2)_________________________________

3)_________________________________

4)_________________________________

5)_________________________________


                                             ___________________________________
                                             [Broker-Dealer]

                                             By: _______________________________


                                             ___________________________________
                                             [General Agent]

                                             By: _______________________________

                                    EXHIBIT B

               SPECIAL PROCEDURES FOR INITIAL PREMIUM TRANSMITTAL


     As indicated in Section 4.5, an initial Premium which is not accompanied by a properly completed application for a Contract may be accepted by an Equitable Life Company if the Broker-Dealer and the General Agent have accepted, agreed to and complied with the procedures set forth in this Exhibit B.


Wire Transmittal and Submission of Application

     1. The Broker-Dealer will cause the initial Premium to be paid to the appropriate Equitable Life Company by wire transfer.

     2. The wire transfer will be accompanied by a simultaneous telephone facsimile transmission of application information in a form prescribed by the Equitable Life Companies.

     3. Any cost associated with the correction of an error made in the investment of an initial Premium shall be borne by the Broker-Dealer, unless such error results directly from any improper action of an Equitable Life Company.

     4. If no properly completed application for a Contract is received by an Equitable Life Company within the period of time specified by it, and the initial Premium is therefore returned to the proposed owner of the Contract, the General Agent shall promptly repay to the Distributor, upon request from the Distributor, any and all compensation received by the General Agent, based on the Premium paid into the Contract, and shall pay any loss incurred as a result of the Premium being returned, unless such loss results directly from any improper action of an Equitable Life Company.

     The procedures set forth in this Exhibit B, as further described in the Contract Prospectus and as modified from time to time by the Equitable Life Companies, are hereby accepted and agreed to as of the day and year first above written.


                                             ___________________________________
                                             [Broker-Dealer]

                                             By: _______________________________


                                             ___________________________________
                                             [General Agent]

                                             By: _______________________________

                                   SCHEDULE I

                               EXCLUDED CONTRACTS


         Contracts made available through the Income Management Group of Equitable, including the following, are not covered by this Agreement:

         NQ Accumulator

         Rollover IRA

         Assured Growth Plan

         NQ Assured Payment Plan
                  (Certain Period and Life Annuity)

         NQ Assured Payment Plan
                  (Certain Period Only)


                                      -i-